Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          RHBT FINANCINAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RHBT FINANCIAL CORPORATION
                              315 East Main Street
                         Rock Hill, South Carolina 29730

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

         We cordially invite you to attend the 2000 Annual Meeting of Shareholders of RHBT Financial Corporation, the parent company of Rock Hill Bank & Trust. At the meeting, we will report on our performance in 1999 and answer your questions. We are excited about our accomplishments in 1999 and look forward to discussing both our accomplishments and our plans with you.

         This letter serves as your official notice that we will hold the meeting on April 27, 2000 at 5:30 p.m. at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina 29730, for the following purposes:

1.       To elect three members to the board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                               By order of the board of directors,

                               /s/ J. A. Ferguson, Jr.

                               J. A. Ferguson, Jr.
                               President and Chief Executive Officer

March 24, 2000
Rock Hill, South Carolina

                           RHBT FINANCIAL CORPORATION
                              315 EAST MAIN STREET
                         ROCK HILL, SOUTH CAROLINA 29730

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 27, 2000

         Our board of directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         We have set March 15, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,720,938 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint J.A. Ferguson, Jr. and Elvin
F. Walker as your representatives at the meeting. Mr. Ferguson and Mr. Walker will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Ferguson and Mr. Walker will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Ferguson and Mr. Walker will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 24, 2000.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expires at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2001 Annual Meeting of Shareholders. The terms of the Class I directors will expire at the 2002 Annual Meeting of Shareholders. Our directors and their classes are:

                Class I                                Class II                               Class III

            Edwin L. Barnes                        Jean M. Gaillard                     Claude W. Burns, III
         William C. Beaty, Jr.                  Jerry H. Padgett, Ph.D.                  J.A. Ferguson, Jr.
        Hugh L. Harrelson, Sr.                                                            Richard S. Powell
                                                                                           Elvin F. Walker

         Shareholders will elect two nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU ELECT JEAN M. GAILLARD AND JERRY H. PADGETT, PH.D. AS CLASS II DIRECTORS.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Ferguson and Mr. Walker will vote your proxy to elect Ms. Gaillard and Dr. Padgett. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Ferguson and Mr. Walker will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, Rock Hill Bank &
Trust:

         JEAN M. GAILLARD, 71, Class II director, is in and has been in the real estate business for more than 35 years. From 1978 until January 1996, she was a co-owner of Southern Realty, Incorporated of York County, where she served as the company's vice president, secretary, and broker-in-charge. Ms. Gaillard attended Furman University. She is a Certified Residential Broker, a Certified Residential Specialist, and a graduate of the Realtors' Institute.

         JERRY H. PADGETT, PH.D., 67, Class II director, retired from Winthrop University in July 1997. From 1972 until his retirement, he served as the Dean of the School of Business at Winthrop University. Dr. Padgett received bachelor's and master's degrees from Clemson University in 1954 and 1955, respectively, and a Ph.D. from Purdue University in 1960, and he also completed studies at Harvard University in 1983. Dr. Padgett served on the boards of directors of United Financial Corporation and its subsidiaries, Home Federal Savings Bank of South Carolina and United Savings Bank, from 1988 until October 1995.

         Set forth below is also information about each of our other directors and each of its executive officers. Each director is also an organizer and a director of Rock Hill Bank & Trust.

         EDWIN L. BARNES, 73, Class I director, has been employed by Rock Hill Telephone Company since 1946 and currently serves as its executive vice president, chief financial officer, and secretary-treasurer, and as a director. Mr. Barnes also is an officer and director of several affiliated companies engaged in the telecommunications business with respect to which he has primary responsibility for financial and administrative functions. Mr. Barnes received a bachelor of science degree in mechanical engineering from The Georgia Institute of Technology in 1945. He served as an advisory director for The Citizens & Southern National Bank of South Carolina and its successor NationsBank in Rock Hill from January 1991 until October 1995.

         WILLIAM C. BEATY, JR., 52, Class I director, has been employed by Catawba Services, Inc., a cable television operator, since 1974, serving as the executive vice president of the company since June 1995 and as a director. Mr. Beaty is President of the South Carolina Cable Television Association and a director of the South Carolina Cable Television Foundation. Mr. Beaty graduated from Presbyterian College in 1970. He served on the board of directors of Home Federal Savings Bank of South Carolina from 1984 to October 1995.

         CLAUDE W. BURNS, III, 42, Class III director, has been the president of Burns Chevrolet, Inc, in Rock Hill since 1982 and the vice president of Burns Nissan, Inc. since December 1994. Mr. Burns is a past president of the

South Carolina Automobile Dealers Association, a past chairman of the Rock Hill Area Chamber of Commerce, and a board member of the York County Economic Development Board. He graduated from The Citadel with a B.S. degree in 1980.

         J. A. FERGUSON, JR., 52, Class III director, has served as the president and chief executive officer our bank since it opened in May 1996. Prior to joining the Bank, Mr. Ferguson was the senior vice president and city executive of Southern National Bank of South Carolina and its successor Branch Banking and Trust Company of South Carolina in Orangeburg, South Carolina, from January 1994 until December 1995, when he resigned to join the organizing efforts to form our bank. From 1973 to January 1994, Mr. Ferguson worked in a number of capacities for C&S National Bank and its successor, NationsBank, N.A., most recently as vice president and city executive in Orangeburg, South Carolina. Mr. Ferguson received a B.A. degree in economics from Clemson University in 1969.

         HUGH L. HARRELSON, SR., 55, Class I director, is a practicing attorney, beginning his practice in Rock Hill in 1971 and, since 1996, has been a partner in the law firm of Harrelson, Hayes & Guyton, L.L.C. He is a former member of the Rock Hill City Council, having served from 1980 to 1998, a past Mayor Pro Tem of Rock Hill, past chairman of the Rock Hill Traffic Commission, and a member of the board of directors of the Rock Hill Economic Development Corporation. Mr. Harrelson received a B.A. degree from Carson-Newman College in 1966 and a J.D. degree from the Cumberland School of Law at Samford University in Birmingham, Alabama in 1971.

         RICHARD S. POWELL, 65, Class III director, has been employed by Sunbelt Corporation, which produces and markets textile dyes, in Rock Hill as vice president-operations and director-technical & manufacturing administration since 1987. Mr. Powell graduated from Clemson University in 1957 with a B.S. degree in textile chemistry and received an M.S. in textile chemistry from Clemson University in 1961.

         PATRICIA M. STONE, 44, serves as a senior vice president and the chief financial officer of our company and our bank. From 1995 until May 1996, Ms. Stone was an assistant vice president and manager of mergers and acquisitions for First Union National Bank in Charlotte, North Carolina. From 1981 until 1995, she worked in various capacities for Home Federal Savings Bank in Rock Hill, most recently as the vice president and treasurer. Ms. Stone obtained a B.A. degree from Winthrop University in 1976 and an M.B.A. from Winthrop University in 1978.

         ELVIN F. WALKER, 64, Class III director, serves as chairman of the board of our company and our bank. Mr. Walker retired from Bowater Incorporated in January 1996. Before his retirement, he was president and general manager of Bowater Incorporated's Carolina operations. He joined the organization in July 1982 as assistant general manager and was named general manager in April 1990. Mr. Walker graduated from The Georgia Institute of Technology in 1958 with a degree in chemical engineering and received M.S. and Ph.D. degrees from The Institute of Paper Chemistry in 1960 and 1964, respectively. He also served as a director of Rock Hill National Bank from 1988 until November 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation earned by our president and chief executive officer for the years ended December 31, 1997 through 1999. None of our other executive officers earned total annual compensation, including salary and bonus in excess of $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM                ALL OTHER
                                                ANNUAL COMPENSATION           COMPENSATION AWARDS       COMPENSATION (1)
                                             ------------------------     ----------------------------  -----------------
NAME AND                                                                     NUMBER OF SECURITIES
PRINCIPAL POSITION                   YEAR      SALARY (1)       BONUS         UNDERLYING OPTIONS
-------------------                  ----      ---------        -----         ------------------
J.A.Ferguson, Jr. - President, and   1999       $111,405      $10,026               54,044                   $3,381
  Chief Executive Officer            1998       $109,045      $10,000                   --                   $3,111
                                     1997        103,000        6,000                   --                    2,190

(1) Our executive officers also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

OPTION GRANTS IN LAST FISCAL YEAR

         At the 1999 annual shareholders meeting, our shareholders approved the RHBT Financial Corporation 1999 Stock Incentive Plan, under which we may grant options for up to 312,500 shares to our officers, directors, and employees. The following table sets forth information concerning each grant of stock options to Mr. Ferguson during the year ended December 31, 1999.


                             NUMBER OF       PERCENT OF
                            SECURITIES     TOTAL OPTIONS
                            UNDERLYING       GRANTED TO     EXERCISE OR
                              OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION
                              GRANTED       FISCAL YEAR        ($/SH)          DATE
                          -------------   ---------------  -------------   ------------
J.A. Ferguson, Jr........    50,000 (1)          43.2%           $12.40          02/19/09
                              4,044              17.4%           $16.00          12/31/09



(1) Upon the adoption of the plan, we granted Mr. Ferguson an option to purchase 50,000 shares at $12.40 per share. The options are incentive stock options and vest at the rate of 20% the first year and one-sixth per year for each of the subsequent six anniversaries of the grant date of February 19th, subject to continued employment and the achievement of certain performance criteria. The options have a term of ten years.
(2) As of December 31, 1999, we granted Mr. Ferguson 4,044 options at $16.00 per share. The options are incentive stock options and vest at the rate of 20% the first year and one-sixth per year for each of the subsequent six anniversaries of the grant date of December 31st. The options have a term of ten years.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

                                   NUMBER OF UNEXERCISED SECURITIES            VALUE OF UNEXERCISED IN-THE-MONEY
                                UNDERLYING OPTIONS AT FISCAL YEAR END            OPTIONS AT FISCAL YEAR END (1)
                               ---------------------------------------       ----------------------------------
NAME                            EXERCISABLE           UNEXERCISABLE            EXERCISABLE          UNEXERCISABLE
----                            -----------           -------------            -----------          -------------
J.A. Ferguson, Jr.                 10,809                 43,235           $    36,000             $    144,000


(1) The closing price of our common stock on The Nasdaq Stock Market on December 31, 1999 was at $16.00.


DIRECTOR COMPENSATION

         During the year ended December 31, 1999, we paid our directors fees of $200 for attendance at each Board meeting.

         We also issued non-incentive stock options for 9,375 shares of common stock to each outside director in 1999 with the exceptions of Mr. Burns, who received stock options for 3,125 shares. These options are exercisable at $12.40 per share and vest over seven years.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much of our common stock is owned by our directors, certain executive officers, and owners of more than 5% of our outstanding common stock, as of March 1, 2000.

                                                NUMBER OF SHARES                                % OF BENEFICIAL
                        NAME                        OWNED (1)       RIGHT TO ACQUIRE (2)         OWNERSHIP(3)
                        ----                        ---------       --------------------      ---------------
       Anchor Financial Corporation                 382,500                                         22.2%
       Edwin L. Barnes                               66,875                 3,125                    4.1%
       William C. Beaty, Jr.                         37,325                 3,125                    2.3%
       Claude W. Burns, III                           1,250                   417                    0.1%
       J.A. Ferguson, Jr.                             8,750                18,015                    1.5%
       Jean M. Gaillard                              12,500                 3,125                    0.9%
       Hugh L. Harrelson, Sr.                        13,476                 3,125                    1.0%
       Jerry H. Padgett, Ph.D.                       27,191                 3,125                    1.8%
       Richard S. Powell                             23,000                 3,125                    1.5%
       Elvin F. Walker                               11,750                 3,125                    0.9%

       Executive  officers and directors as a       218,945                40,307                    14.7%
       group (10 persons)

         ---------------------
         * Less than 1%

(1)      Includes shares for which the named person:

         o  has sole voting and investment power,
         o  has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our company's board of directors held 12 meetings in 1999. All directors attended at least 75% of such meetings and the meetings of each committee of which they are members. The board of directors has established an audit committee, an executive committee, a loan committee, an investment committee, and a trust committee. Information about the functions, members and meetings of those committees is set forth below.

         AUDIT COMMITTEE. The audit committee selects our independent auditors, determines the scope of the annual audit and of any special audit, oversees the administrative, operations, and internal controls our bank, reviews compliance with accounting policies and procedures, and establishes and oversees an internal audit program. During 1999, the audit committee held four meetings. In 1999, the members of the audit committee were William C. Beaty, Jr., Jean M. Gaillard, Jerry H. Padgett, Ph.D., Richard S. Powell, and Elvin F. Walker.

         EXECUTIVE COMMITTEE. The executive committee establishes and monitors policies of the bank and compliance with those policies, reviews and comments on proposed changes to policies, proposes a slate of nominee directors for approval by the board for submission to the shareholders, and establishes and monitors our employee benefit plans and personnel policies. The executive committee has all authority to act on behalf of and to exercise the powers of the board between its meetings. During 1999, the executive committee held eight meetings. In 1999, the members of the executive committee were J.A. Ferguson, Jr., Edwin
L. Barnes, William C. Beaty, Jr., Jerry H. Padgett, Ph.D., Richard S. Powell, and Elvin F. Walker.

         LOAN COMMITTEE. The loan committee establishes and monitors our bank's lending and loan grading policies and compliance with those policies, reviews requests for large loans, reviews and makes recommendations regarding the adequacy of reserves for loan and lease losses, supervises administration of our bank's past due loan portfolio, and supervises disposition of real estate owned and other collateral acquired by our bank.

         INVESTMENT COMMITTEE. The investment committee establishes, monitors compliance with, and makes recommendations regarding changes in our bank's investment policy, asset/liability mix, interest gap exposure, and interest rate policies.

         TRUST COMMITTEE. The trust committee oversees the operation of our bank's trust department, reviews trust procedures and policies, approves trust fee structures and revisions to the fees, and reviews and approves new accounts and the investment products that the trust department uses.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We lease our main office from Rock Hill Telephone Company pursuant to a five-year lease agreement. Rental expense for the years ended December 31, 1999 and 1998 was $136,200 and $136,200, respectively. The initial lease term expires on May 12, 2001. We have three successive options to renew the lease for a period of five years each, at the then fair rental value of the property. There is no option to purchase the building at the end of the lease. Currently, the monthly rental payment is approximately $11,350. Rental for each renewal period may be adjusted upward or downward to reflect changes in the consumer price index. However, if we do not lease the building for the entire 20 years, we will be obligated to pay Rock Hill Telephone Company one-half of the unamortized cost (as of the termination of the lease) of the improvements made by Rock Hill Telephone Company.

         We also purchase telephone equipment and monthly telephone service from Rock Hill Telephone Company. In addition to the lease payments described above, we paid Rock Hill Telephone Company $53,922, $47,802, and $36,655 for equipment and services for the years ended December 31, 1999, 1998 and 1997 respectively. Edwin L. Barnes, one of our directors, is a principal officer, director, and minority shareholder of Rock Hill Telephone Company.

         We lease the land on which we built one of our branches from Mr. Hugh
L. Harrelson, Sr., one of our directors. The initial lease term commenced March 1, 1998 and runs for 25 years with two successive options to renew for an additional five years. Monthly payments are $1,628 and are scheduled to change every five years on the anniversary date of the lease.

         We have banking and other transactions in the ordinary course of business with our directors and officers and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We believe that such transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to us. We are subject to a limit on the aggregate amount we may lend to our directors and officers as a group equal to our unimpaired capital and surplus. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were not filed in a timely fashion during 1999. However, the delinquency was corrected on the Annual Statement of Changes in Beneficial Ownership on Form 4 and filed with the SEC on February 11, 2000 for the following directors and executive officers: Claude W. Burns, Jerry M. Padgett, Richard S. Powell, and Robert M. Yoffie.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         We have selected Tourville, Simpson & Caskey, L.L.P. (formerly known as Tourville, Simpson, and Henderson, L.L.P.), Certified Public Accountants, to serve as our independent certified public accountants for 2000. We expect that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

        SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement relating to the 2001 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 25, 2000. To ensure our prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

March 24, 2000

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                           RHBT FINANCIAL CORPORATION
                          TO BE HELD ON APRIL 27, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby constitutes and appoints J.A. Ferguson, Jr. and Elvin
F. Walker, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of RHBT Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina, 29730, on April 27, 2000 at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO ELECT THE TWO IDENTIFIED CLASS II DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the two identified Class II directors to serve for three year terms.

    [ ]  FOR all nominees listed                                 [ ]  WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary)

              Jean M. Gaillard            Jerry H. Padgett, Ph.D.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE
 THAT NOMINEE'S NAME(S) IN THE SPACE PROVIDED BELOW.)

 -------------------------------------------------------------------------------

             (Continued and to be dated and signed on reverse side)

   PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE. WHERE MORE THAN ONE OWNER IS SHOWN ON YOUR STOCK CERTIFICATE, EACH OWNER SHOULD SIGN. PERSONS SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY SHALL GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------
                                                  Signature of Shareholder(s)

                                                  ------------------------------
                                                  Please print name clearly

                                                  ------------------------------
                                                  Signature of Shareholder(s)

                                                  ------------------------------
                                                  Please print name clearly